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                                  EXHIBIT 5.1
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
LAW OFFICES OF                        2200 ROSS AVENUE . SUITE 2200      NEW ORLEANS OFFICE
LOCKE PURNELL RAIN HARRELL            DALLAS . TEXAS 75201-6776          601 POYDRAS STREET . SUITE 2400
(A PROFESSIONAL CORPORATION)          (214) 740-8000                     NEW ORLEANS . LOUISIANA 70130-6036
                                      FAX: (214) 740-8800                (504) 558-5100
                                      TELEX: 73-0911 LOCKE DAL


                                      WRITER'S DIRECT DIAL NUMBER        740-8623

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                                 April 27, 1994


Recognition International Inc.
2701 E. Grauwyler Road
Irving, Texas 75061


Gentlemen:

     We have acted as special counsel for Recognition International Inc., a Delaware corporation ("Recognition"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") covering an aggregate of 895,000 shares of its Common Stock, $.25 par value, and a like number of related Preferred Stock Purchase Rights (collectively, the "Securities"), reserved for issuance in connection with performance awards, or upon exercise of options or rights, that have been or may from time to time hereafter be granted pursuant to Recognition's 1990 Corporate Incentive Plan and Recognition's Stock Option Plan VII (individually, a "Plan," and collectively, the "Plans"). As such counsel, we have examined originals, or copies authenticated to our satisfaction, of such documents, instruments, certificates of public officials and officers of Recognition and such other items as we have deemed necessary as a basis for the opinions hereinafter expressed. As to matters of fact relevant to such opinions, we have, where such facts were not independently established, relied to the extent we deemed appropriate upon statements of officers and representatives of Recognition.

     Based and relying upon the foregoing, it is our opinion, and we so advise you, that, assuming with respect to Securities issued after the date hereof, (i) the receipt of proper consideration, if applicable, for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of Securities authorized by Recognition's Restated Certificate of Incorporation as amended and then in effect, (iii) compliance with the terms of the applicable Plan and any agreement entered into in connection with any options, rights and performance awards under the applicable Plan, and (iv) no change occurs in the applicable law or the pertinent facts, the Securities issuable upon exercise of any option granted under the Plans or any right granted under the 1990 Corporate Incentive Plan, and the Securities issuable pursuant to any performance awards granted under the 1990 Corporate Incentive Plan, will be duly authorized and validly issued, fully paid and nonassessable.
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Recognition International Inc.
April 27, 1994
Page 2


     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the categories of persons whose consent is required by the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,

                              LOCKE PURNELL RAIN HARRELL
                              (A Professional Corporation)



                              By:  /s/ DON M. GLENDENNING
                                  ------------------------
                                   Don M. Glendenning